SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 17, 2003 (December 15, 2003)

AMERICAN HOMEPATIENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19532	62-1474680

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018

(Address of principal executive offices)

(615) 221-8884

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,
if changed since last report)

Item 5. Other Events and Required FD Disclosure.

     On December 15, 2003, the Company issued the press release attached hereto as Exhibit 99.1. The press release announced that the U.S. Bankruptcy Court for the Middle District of Tennessee issued an opinion ruling in favor of the Company’s request to reject the warrants held by the Company’s lenders to purchase 3,265,315 shares of the Company’s common stock for $.01 per share.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

Number	Exhibit

99.1	Press Release dated December 15, 2003 announcing that the U.S. Bankruptcy Court for the Middle District of Tennessee issued an opinion ruling in favor of the Company’s request to reject the warrants held by the Company’s lenders to purchase 3,265,315 shares of the Company’s common stock for $.01 per share.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.

By:	/s/ Marilyn A. O’Hara
Name:	Marilyn A. O’Hara
Title:	Chief Financial and Accounting Officer

Date: December 17, 2003

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated December 15, 2003 announcing that the U.S. Bankruptcy Court for the Middle District of Tennessee issued an opinion ruling in favor of the Company’s request to reject the warrants held by the Company’s lenders to purchase 3,265,315 shares of the Company’s common stock for $.01 per share.